Exhibit 99.1

      National Beverage Corp. Posts Largest Third Quarter Results

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--March 13, 2006--National Beverage Corp. (AMEX:FIZ) today reported its financial results for the third quarter ended January 28, 2006. Compared to the third quarter of the prior year:

    --  Revenues grew 6% to $109.6 million;

    --  Earnings per Share increased to $.06 from $.02;

    --  Cash Dividend of $1.00 was paid January 27, 2006;

    -- Common Stock 5-year yield return of 124%, includes $2.00 in cash dividends.(a)

    "I am pleased to announce one of the strongest winter quarters in our company's history. Even excluding the $.02 per share effect of the previously disclosed sweetener settlement, significant growth of our Rip It energy beverage line and strong results for our LaCroix premium waters plus our flagship Shasta flavor line growth...drove impressive top line and operating income performance," stated Nick A. Caporella, Chairman and Chief Executive Officer.
    "Our recently introduced Rip It and PowerBlast energy powders have created much excitement in the industry," continued Mr. Caporella. "National Beverage will be first with coast-to-coast distribution of these unique --'to go' powdered energy fuel and vitamin enhancers!"
    "Our strategy to develop higher-margin products marketed within special distribution channels, and maintaining pricing discipline within our core carbonated-soft-drink business...is working," concluded Mr. Caporella.
    National Beverage is a TOTAL BEVERAGE COMPANY that produces energy drinks and powders, soft drinks, bottled waters, juices and juice products, and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R) and Rip It(R).
    Fun, Flavor and Vitality . . . the National Beverage Way



                       National Beverage Corp.
   Consolidated Results for the Three Months and Nine Months Ended
                January 28, 2006 and January 29, 2005
               (in thousands, except per share amounts)

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                       January 28, January 29, January 28, January 29,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------


Net Sales                $109,587    $103,511    $383,452    $374,881
                       =========== =========== =========== ===========

Net Income               $  2,297    $    586    $ 16,554    $ 13,562
                       =========== =========== =========== ===========

Net Income Per Share:
   Basic                 $    .06    $    .02    $    .44    $    .36
                       =========== =========== =========== ===========
   Diluted               $    .06    $    .02    $    .43    $    .35
                       =========== =========== =========== ===========

Average Common Shares
 Outstanding:
   Basic                   37,860      37,578      37,728      37,571
                       =========== =========== =========== ===========
   Diluted                 38,325      38,266      38,283      38,257
                       =========== =========== =========== ===========


(a) Based on closing stock price on January 31, 2006 vs. January 31,
2001.



    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings and the Company undertakes no obligations to update the forward-looking statements.



    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, 954-581-0922